Exhibit 32.1

Spherix Incorporated
Certification of
Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Harvey Kesner, Chief Executive Officer and Chief Operating Officer, of Spherix Incorporated (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Report on Form 10-Q for the period ended June 30, 2013 (the “Report”) filed with the Securities and Exchange Commission:

•	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harvey Kesner
Harvey Kesner
Director, Interim Chief Executive Officer and
Principal Accounting Officer
August 19, 2013

A signed copy of this written statement required by Section 906 has been provided to Spherix Incorporated and will be retained by Spherix Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.